Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Annapolis Bancorp, Inc. of our report dated March 19, 2008, with respect to the consolidated financial statements of Annapolis Bancorp, Inc. included in its annual Report on Form 10-KSB for the year ended December 31, 2007, as amended, filed with the Securities and Exchange Commission. We also consent to the reference in such Registration Statement to our firm under the caption “Experts”.

/s/ Stegman & Company

Baltimore, Maryland

February 25, 2009